Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

IN RE WALGREEN CO. DERIVATIVE LITIGATION	Lead Case No. 1:13-cv-05471 Hon. Joan H. Lefkow

NOTICE OF PENDENCY AND SETTLEMENT

OF SHAREHOLDER DERIVATIVE ACTION

TO: ALL HOLDERS OF WALGREEN CO. (“WALGREENS”) COMMON STOCK AS OF SEPTEMBER 11, 2014 AND THEIR RESPECTIVE SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and by Order of the United States District Court for the Northern District of Illinois, of the proposed settlement (the “Settlement”) of the above-captioned consolidated shareholder derivative action (the “Action”). The terms of the proposed Settlement of the Action are set forth in a Stipulation of Settlement dated September 11, 2014 (the “Stipulation”), and all capitalized terms herein shall have the same meanings as set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is attached to a Form 8-K that will be filed with the Securities and Exchange Commission and published on the investor relations section of Walgreens’ website.

The Action was brought derivatively on behalf of Walgreens against certain of Walgreens’ directors pertaining to alleged breaches of fiduciary duties in connection with failing to prevent the events that led to Walgreens’ June 2013 settlement with the Drug Enforcement Administration (“DEA”). Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action. The terms of the Settlement set forth in the Stipulation include the adoption by the Company of a number of corporate governance and compliance enhancements, such as extending the term of the compliance commitments made to the DEA and the implementation of periodic reporting of significant DEA-related matters to the Audit Committee of Walgreens’ Board of Directors. The Stipulation also provides for Walgreens and/or its insurance carrier to pay Derivative Counsel’s attorneys’ fees and expenses in an amount not to exceed $3,500,000, subject to Court approval.

A hearing on the proposed settlement (the “Settlement Hearing”) will be held on December 9, 2014, at 11:15 a.m., before United States District Judge Joan H. Lefkow, in the United States District Court, Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604 (the “Court”): (i) to determine whether the terms and conditions of the Settlement provided for in the Stipulation, taken as a whole, are fair, reasonable, adequate and in the best interests of Walgreens’ shareholders; (ii) to determine whether a final judgment should be entered dismissing the Action as to all Defendants with prejudice and extinguishing and releasing any and all Released Claims (as defined in the Stipulation); and (iii) to determine, if the Court approves the Settlement and enters its final judgment, whether it should grant Derivative Counsel’s application for an award of attorneys’ fees and expenses in an amount not exceeding $3,500,000. The date and location of the Settlement Hearing may be changed by the Court without further notice.

Any Walgreens Shareholder who wishes to be heard with respect to the Stipulation, the Settlement, the judgment proposed to be entered herein and/or the application for an award of attorneys’ fees and expenses may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence that may be proper and relevant; provided that no later than fourteen (14) days prior to the Settlement Hearing, such person submits to the Clerk of the Court, United States District Court, Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604: (a) a written notice of the intention to appear; (b) proof of ownership of Walgreens common stock as well as documentary evidence of when such stock ownership was acquired; (c) a detailed statement of the matters to be presented to the Court and the grounds therefor or the reasons why such person desires to appear and to be heard; and (d) all documents and writings supporting such position. In addition, upon or before filing such papers with the Clerk of the Court, such papers shall be served by hand or overnight mail on the following counsel of record:

Christine S. Azar

LABATON SUCHAROW LLP

300 Delaware Avenue, Suite 1225

Wilmington, DE 19801

Tel: (302) 573-2530

and

Gregg S. Levin

MOTLEY RICE LLC

28 Bridgeside Blvd.

Mt. Pleasant, SC 29464

Tel: (843) 216-9512

Co-Lead Counsel for Plaintiffs

and

Stephen R. DiPrima

WACHTELL, LIPTON, ROSEN & KATZ

51 West 52nd Street

New York, NY 10019-6150

Tel: (212) 403-1000

Counsel for the Individual Defendants

and

Kristen R. Seeger

SIDLEY AUSTIN LLP

One South Dearborn

Chicago, IL 60603

Tel: (312) 853-7450

Counsel for Nominal Defendant Walgreens

Attendance at the Settlement Hearing is not necessary for an objection to be considered by the Court; however, any person wishing to be heard at the Settlement Hearing is required to indicate in his, her or its written objection an intention to appear at the hearing. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection(s) and shall be forever barred from raising such objection(s) or otherwise contesting the Settlement in this or any other action or proceeding.

This Notice does not purport to be a comprehensive description of the Action, the pleadings, the terms of the proposed Settlement or Stipulation, or Settlement Hearing. For a more detailed statement of the matters involved in this litigation and proposed Settlement, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the Action at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, during regular business hours of each business day. Questions may be directed in writing to Christine S. Azar, Labaton Sucharow LLP, 300 Delaware Avenue, Suite 1225, Wilmington, DE 19801 or to Gregg S. Levin, Motley Rice LLC, 28 Bridgeside Boulevard, Mt. Pleasant, SC 29464.

DATED: September 19, 2014	BY ORDER OF THIS COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

DO NOT CONTACT THE COURT

REGARDING THIS NOTICE